As filed with the Securities and Exchange Commission on July 19, 2000
                            Registration No. 333-_________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              AVID TECHNOLOGY, INC.
               (Exact name of issuer as specified in its charter)


                     Delaware                         04-2977748
         (State or other jurisdiction of           (I.R.S. Employer
         incorporation or organization)         Identification Number)


         Avid Technology Park, One Park West, Tewksbury, MA      01876
              (Address of Principal Executive Offices)      (Zip Code)

                        1996 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                 David A. Krall
                      President and Chief Executive Officer
                              Avid Technology, Inc.
                       Avid Technology Park, One Park West
                               Tewksbury, MA 01876
                     (Name and address of agent for service)


                                 (978) 640-6789
          (Telephone number, including area code, of agent for service)

=================================================================================================================
                                                    Proposed maximum         Proposed maximum        Amount of
   Title of securities             Amount to         Offering price        Aggregate offering      registration
    to be registered             be Registered          per share                price                  fee
-----------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value     500,000 shares        $10.125 (1)           $5,062,500             $1,336.50
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on July 13, 2000 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.

                   STATEMENT OF INCORPORATION BY REFERENCE

      This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-08823) filed by the Registrant on July 25, 1996, relating to the Registrant's 1996 Employee Stock Purchase Plan.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tewksbury, Commonwealth of Massachusetts, on the 17th day of July, 2000.

                               AVID TECHNOLOGY, INC.


                               By:  /s/ David A. Krall
                                    -------------------------------------
                                    David A. Krall
                                    President and Chief Executive Officer

                                POWER OF ATTORNEY

      We, the undersigned officers and directors of Avid Technology, Inc., hereby severally constitute David A. Krall, Ethan E. Jacks and Carol E. Kazmer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Avid Technology, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                   Title                                Date
---------                   -----                                ----


/s/ David A. Krall          President and  Chief Executive       July 17, 2000
-----------------------     Officer
David A. Krall              (Principal Executive Officer)


/s/ Ethan E. Jacks          Senior Vice President and Acting     July 14, 2000
-----------------------     Chief Financial Officer
Ethan E.  Jacks             (Principal Financial Officer)


/s/ Charles T. Brumback     Director                             July 13, 2000
-----------------------
Charles T. Brumback


/s/ Peter C. Gotcher        Director                             July 14, 2000
-----------------------
Peter C. Gotcher


/s/ Robert M. Halperin      Director                             July 13, 2000
-----------------------
Robert M. Halperin


/s/ Nancy Hawthorne         Director                             July 14, 2000
-----------------------
Nancy Hawthorne


/s/ Roger J. Heinen, Jr.    Director                             July 17, 2000
-----------------------
Roger J. Heinen, Jr.


/s/ William J. Warner       Director                             July 14, 2000
-----------------------
William J. Warner

                                  Exhibit Index

Exhibit
Number         Description
-------        -----------
  4.1 (1)  Third Amended and Restated Certificate of Incorporation
           of the Registrant.
  4.2 (2)  Amended and Restated By-Laws of the Registrant.
  4.3 (3)  Certificate of Designation establishing Series A Junior
           Participating Preferred Stock and Certificate of
           Correction.
  4.4 (4) Rights Agreement, dated as of February 29, 1996 between the Registrant and BankBoston, as Rights Agent.
  5        Opinion of Hale and Dorr LLP.
 23.1      Consent of PricewaterhouseCoopers LLP.
 23.2      Consent of Hale and Dorr LLP (included in Exhibit 5).
 24        Power of Attorney (included on the signature page of
           this Registration Statement).
-------------------

 (1) Incorporated herein by reference from Exhibits 3.1 and 3.2 to the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995.
 (2) Incorporated herein by reference from the Registrant's Registration Statement on Form S-1 (File No. 33-57796) as declared effective by the Commission on March 11, 1993.
 (3) Incorporated herein by reference from Exhibits 3.4 and 3.5 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 as filed with the Commission on April 1, 1996.
 (4) Incorporated herein by reference from the Registrant's Current Report on Form 8-K, as filed with the Commission on March 8, 1996.



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